Exhibit 99.1a

Fresh Traffic Group Announces Completion of Internal Investigation

Winnipeg, MB, Canada – October 4, 2011 – Fresh Traffic Group, Inc.  (FTGC OTC Markets)  The Company announced today it has completed an internal investigation into the recent discovery of unauthorized “spam email activity” referring to the Company and the Company’s common stock.

The investigation was undertaken in response to the imposition of the “skull and cross bones” moniker by OTC Markets.  In announcing the completion of the investigation, to Jeremy Booth, the Company’s President and Treasurer stated that, “As a company, we take our responsibilities as corporate citizens seriously. And we have completed a thorough investigation into this matter.  As a result, I am, able to confirm that we did not find any evidence that these unauthorized and unwanted actions had any connection to the Company, its management or employees.  We have not yet established the source or identity of the perpetrators of the activity but we are continuing our efforts.  In the event that we discover the source and identity of the persons responsible for the email activity, we intend to undertake vigorous legal action against all persons involved.”

Forward Looking Statements:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are forward-looking statements are based on current expectations and assumptions that are subject to known and unknown risks, uncertainties, or other factors which may cause actual results, performance, or achievements of the company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Actual results could differ materially because of factors such as the effect of general economic and market conditions, the small size of the Company, the Company’s limited financial resources, technological change, competition, and general economic conditions, any of which may cause revenues and income to fall short of anticipated levels. All information in this release is as of the date of this release. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.